Exhibit 99.1

J & J Snack Foods Reports Fiscal 2026 First Quarter Results

Announces new $50 million share repurchase authorization

Mount Laurel, NJ. February 3, 2026 – J & J Snack Foods Corp. (Nasdaq: JJSF) today reported financial results for the first quarter ended December 27, 2025.

		First Quarter
	Actuals	$ v. LY	% v. LY
Net Sales	$343.8M	$(18.8M)	(5.2%)
Gross Profit	$96.0M	$2.1M	2.2%
Operating Income	$0.6M	($5.6M)	(89.8%)
Net Earnings	$0.9M	($4.3M)	(82.8%)
Earnings per Diluted Share	$0.05	($0.21)	(80.8%)

Adjusted Operating Income	$8.0M	($0.2M)	(2.4%)
Adjusted EBITDA	$27.0M	$1.8M	7.0%
Adjusted Earnings per Diluted Share	$0.33	$0.00	0.0%

This press release contains non-GAAP financial measures. Please refer to the Non-GAAP Financial Measures section below for reconciliations to the most comparable GAAP measures.

"Our first quarter results reflect disciplined execution of our key priorities to drive profitability,” said Dan Fachner, J&J Snack Foods Chairman, President, and CEO. “We are pleased to deliver 7% year-over-year growth in adjusted EBITDA and a 200 basis point expansion in gross margin despite a 5.2% decline in sales and a $1 million expense for product disposal. Our results were enabled by our Project Apollo initiatives including strategic portfolio rationalization of lower margin products within our bakery business.”

“We remain optimistic about our trajectory and have several exciting commercial initiatives underway. The momentum in our pretzel business from the second half of fiscal 2025 continued in the first quarter. We have several innovative product launches that will reach customers in the second quarter, including Dippin’ Dots products for retail, as well as pretzel and frozen novelty products centered around better-for-you attributes. Project Apollo, our business transformation program, is progressing and we are on track to deliver the $20 million of annualized savings we outlined last quarter. Underscoring our confidence in the future and our focus on driving long-term value, we repurchased $42 million of stock during the first quarter and today are announcing a new $50 million repurchase authorization."

First Quarter Results

Net sales decreased 5.2% from the prior year quarter to $343.8 million, with most of the decline attributable to our bakery business and strategic portfolio rationalization efforts.

●	Food Service segment net sales decreased 8.3%

●	Retail Supermarket segment net sales increased 2.6%
●	Frozen Beverage segment net sales were approximately flat

Gross profit increased from $93.9 million in the prior year quarter to $96.0 million, while gross margin improved from 25.9% to 27.9%. The improvement in gross margin primarily reflects the early benefits of our Apollo transformation initiatives and favorable product mix, partially offset by $1.0 million in product disposal costs and approximately $0.6 million in tariff-related costs net of pricing offsets.

Total operating expenses of $95.4 million included $6.1 million in non-recurring plant closure costs as well as other non-recurring impacts.

●

Selling and Marketing expenses increased 9.9% to $31.5 million, or 9.2% of sales, up from 7.9% in the prior year quarter. Approximately 140 basis points of the increase was associated with higher commissions for retail vending sales, which is a growing component of our Dippin’ Dots business. Investments to support our brands in preparation for our peak summer season accounted for approximately 250 basis points of the increase. Higher depreciation associated with customer equipment accounted for approximately 190 basis points of the increase, with almost half of that associated with growth in Dippin’ Dots.

●	Distribution expenses decreased 3.9% to $38.1 million, or 11.1% of sales up from 10.9% in the prior year quarter, primarily reflecting lower volume.
●

Administrative expenses increased 7.8% to $20.4 million, or 5.9% of sales, up from 5.2% in the prior year quarter. Approximately 300 basis points of the increase was attributed to non-recurring restructuring and legal expenses.

Operating income was $0.6 million, compared to $6.2 million in the prior year quarter, while adjusted operating income was $8.0 million, compared to $8.2 million in the prior year quarter. Earnings per diluted share were $0.05, compared to $0.26 in the prior year quarter, while adjusted earnings per diluted share were $0.33, flat with the prior year quarter. The effective tax rate was 27.0%, compared to 27.2% in the prior year quarter.

Food Service Segment

●	Net sales of $219.2 million, a year-over-year decrease of $19.7 million, or 8.3%.
●	Bakery was down approximately 17% and accounted for $18 million of the decline in Food Service, reflecting ongoing efforts to improve profitability through portfolio rationalization.
●	Pretzel sales increased approximately 6.9%, continuing the growth momentum from the second half of fiscal 2025, with share gains driven by Bavarian formula pretzels.
●	Handheld sales declined approximately 22% on lower volumes and a contractual pricing true-up on lower costs of certain ingredients.
●	Operating income increased 14.6% to $10.1 million.

Retail Supermarket Segment

●	Net sales of $45.9 million, a year-over-year increase of $1.2 million, or 2.6%.
●	Handheld sales increased 35% as we lapped capacity constraints from the prior year facility fire.
●

Sales within the remaining retail portfolio decreased $0.6 million, primarily driven by lower frozen novelty sales as growth in Dogsters and Dippin’ Dots at retail was more than offset by decreases in other frozen novelties.

●	Operating income decreased 2.6% to $1.2 million.

Frozen Beverages Segment

●	Net sales of $78.7 million were approximately flat with the prior year period.
●	Beverage sales were up modestly, whereas service and machine sales combined were down modestly.
●	Operating income decreased 13.7% to $4.0 million.

Share Repurchases

During the quarter, we repurchased approximately 458,467 shares of common stock for $42 million, completing our $50 million authorization. Including shares bought in fiscal 2025, we repurchased 525,243 shares for $50 million.

Our Board of Directors has approved a new $50 million share repurchase authorization that is effective for approximately two years. The new authorization reflects our confidence in the company’s long-term value, as well as our strong balance sheet and liquidity position. Our approach to share repurchases will be opportunistic, and the extent of our repurchases and the timing will depend on market conditions, regulatory requirements and other factors. We may repurchase shares in the open market, through private transactions, or otherwise, including through Rule 10b5-1 trading plans. The authorization is consistent with our capital deployment discipline and focus on driving shareholder returns.

Conference Call

J&J Snack Foods Corp. will host a conference call to discuss results and business outlook on February 3, 2026, at 10:00 a.m. Eastern Time. Conference call participants should register by clicking on this Registration Link to receive the dial-in number and a personal PIN, which are required to access the conference call. A live audio webcast of the conference call will also be available on the Investors homepage at investors.jjsnack.com.

About J & J Snack Foods Corp.

J & J Snack Foods Corp. (Nasdaq: JJSF) is a leader and innovator in the snack food and frozen beverage industry. For over fifty years, the company has specialized in delicious snack and beverage brands for the foodservice and retail segments, serving up fun across the U.S. market. J & J Snack Foods’ core brands include SUPERPRETZEL, the #1 soft pretzel brand, ICEE and SLUSH PUPPIE frozen beverages, and Dippin’ Dots, the original beaded ice cream. The company’s broad brand portfolio also includes LUIGI’S Real Italian Ice, MINUTE MAID* frozen ices, WHOLE FRUIT frozen fruit bars, DOGSTERS ice cream style treats for dogs, ¡Hola! Churros, THE FUNNEL CAKE FACTORY funnel cakes and fries, and bakery brands including MARY B’S, DADDY RAY’S, COUNTRY HOME BAKERS, and HILL & VALLEY. For more information, please visit http://www.jjsnack.com. *MINUTE MAID is a registered trademark of The Coca-Cola Company.

Cautionary Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, revenue growth and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements, and expectations regarding any current or future recovery in our industry and the future impact of our operational efficiency projects. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of management. We do not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include consumer spending, price competition, acceptance of new products, the pricing and availability of raw materials, transportation costs, changes in the competitive marketplace the uncertainty and ultimate economic impact of the COVID-19 pandemic or similar health outbreaks, and other risks identified in our annual report on Form 10-K, and our other filings with the Securities and Exchange Commission. Many of these factors are outside of the Company’s control.

Non-GAAP Financial Measures

Adjusted EBITDA consists of net earnings adjusted to exclude: income taxes (benefit); investment income; interest expense; depreciation and amortization; share-based compensation expense; net (gain) loss on sale or disposal of assets; impairment charges, restructuring costs, merger and acquisition costs, acquisition related inventory adjustments, strategic business transformation costs, integration costs, non-recurring legal fee expenses and gain on insurance proceeds received for damage to property, plant and equipment. Adjusted Operating Income consists of operating income adjusted to exclude: impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustments, strategic business transformation costs, integration costs, non-recurring legal fee expenses, and gain on insurance proceeds received for damage to property, plant and equipment. Adjusted Earnings per Diluted Share consists of net earnings adjusted to exclude: impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustment, strategic business transformation costs, integration costs, non-recurring legal fee expenses, and gain on insurance proceeds received for damage to property, plant and equipment. For purposes of comparability, the income tax effect of pre-tax adjustments is determined using statutory tax rates. This press release contains certain non-GAAP financial measures; Adjusted EBITDA, Adjusted Operating Income, and Adjusted Earnings per Diluted Share. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") in the statements of income, balance sheets, or statements of cash flow of the company. Pursuant to applicable reporting requirements, the company has provided reconciliations below of non-GAAP financial measures to the most directly comparable GAAP measure. The non-GAAP financial measures presented within the Company's earnings release are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur income, expenses, gains and losses, similar to the adjustments in this press release. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence to our GAAP results and using non-GAAP measures only as supplemental presentations. The non-GAAP measures presented are utilized by management to evaluate the Company's business performance and profitability by excluding certain items that may not be indicative of our recurring core business operating results. The Company believes that these measures provide additional clarity for investors by excluding specific income, expenses, gains, and losses, in an effort to show comparable business operating results for the periods presented. Similarly, Management believes these adjusted measures are useful performance measures because certain items included in the calculations may either mask or exaggerate trends in the Company’s ongoing operating performance. See the reconciliation of Non-GAAP Financial Measures below.

Investor Contact:

Reed Anderson, ICR

(646) 277-1260

reed.anderson@icrinc.com

J & J SNACK FOODS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

(in thousands, except per share amounts)

	Three months ended
	December 27,	December 28,
	2025	2024

Net sales	$343,778	$362,598
Cost of goods sold	247,766	268,697
Gross profit	96,012	93,901

Operating expenses
Selling and Marketing	31,499	28,669
Distribution	38,056	39,610
Administrative	20,377	18,903
Gain on insurance proceeds received for damage to property, plant, and equipment	(800)	-
Plant closure expense	6,113	-
Other general expense	130	480
Total operating expenses	95,375	87,662

Operating income	637	6,239

Other income (expense)
Investment income	712	1,037
Interest expense	(139)	(212)

Earnings before income taxes	1,210	7,064

Income tax expense	327	1,921

NET EARNINGS	$883	$5,143

Earnings per diluted share	$0.05	$0.26

Weighted average number of diluted shares	19,428	19,563

Earnings per basic share	$0.05	$0.26

Weighted average number of basic shares	19,316	19,471

J & J SNACK FOODS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share amounts)

	December 27,	September 27,
	2025	2025
Assets
Current assets
Cash and cash equivalents	$66,761	$105,893
Accounts receivable, net	161,440	184,069
Inventories	172,050	175,173
Prepaid expenses and other	12,266	13,197
Total current assets	412,517	478,332

Property, plant and equipment, at cost	1,026,153	1,009,463
Less accumulated depreciation and amortization	634,625	619,310
Property, plant and equipment, net	391,528	390,153

Other assets
Goodwill	185,070	185,070
Trade name intangible assets, net	105,920	105,920
Other intangible assets, net	65,287	66,730
Operating lease right-of-use assets	149,094	151,538
Other	3,858	3,758
Total other assets	509,229	513,016
Total Assets	$1,313,274	$1,381,501

Liabilities and Stockholders' Equity
Current Liabilities
Current finance lease liabilities	$609	$563
Accounts payable	80,592	82,405
Accrued insurance liability	16,628	16,441
Accrued liabilities	10,994	12,606
Current operating lease liabilities	21,906	21,624
Accrued compensation expense	17,988	26,475
Dividends payable	15,208	15,552
Total current liabilities	163,925	175,666

Long-term debt	-	-
Noncurrent finance lease liabilities	1,254	1,355
Noncurrent operating lease liabilities	137,599	140,021
Deferred income taxes	91,345	91,703
Other long-term liabilities	6,293	6,061

Stockholders' Equity
Preferred stock, $1 par value; authorized 10,000,000 shares; none issued	-	-
Common stock, no par value; authorized, 50,000,000 shares; issued and outstanding 18,996,000 as of December 27, 2025 and 19,440,000 as of September 27, 2025	97,912	139,118
Accumulated other comprehensive loss	(10,953)	(12,647)
Retained Earnings	825,899	840,224
Total stockholders' equity	912,858	966,695
Total Liabilities and Stockholders' Equity	$1,313,274	$1,381,501

J & J SNACK FOODS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Three months ended
	December 27,	December 28,
	2025	2024
Operating activities:
Net earnings	$883	$5,143
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation of fixed assets	17,241	15,814
Amortization of intangibles and deferred costs	1,443	1,930
Losses from disposals of property & equipment	343	146
Non-cash plant shutdown expenses	1,781	-
Share-based compensation	1,479	1,125
Deferred income taxes	(325)	(158)
Gain on insurance proceeds received for damage to property, plant, and equipment	(800)	-
Other	(100)	(93)
Changes in assets and liabilities, net of effects from purchase of companies
Decrease in accounts receivable	22,872	24,987
Decrease in inventories	1,916	3,164
Net changes in other operating assets and liabilities	(10,770)	(16,896)
Net cash provided by operating activities	35,963	35,162

Investing activities:
Purchases of property, plant and equipment	(19,003)	(19,065)
Proceeds from disposal of property and equipment	57	131
Proceeds from insurance for fixed assets	800	-
Net cash (used in) investing activities	(18,146)	(18,934)

Financing activities:
Payments to repurchase common stock	(42,000)	-
Proceeds from issuance of stock	-	1,924
Purchase of vested employee service share units and performance share units	(685)	(552)
Borrowings under credit facility	10,000	15,000
Repayment of borrowings under credit facility	(10,000)	(15,000)
Payments on finance lease obligations	(117)	(42)
Payment of cash dividend	(15,552)	(15,178)
Net cash (used in) financing activities	(58,354)	(13,848)

Effect of exchange rates on cash and cash equivalents	1,405	(2,212)

Net increase in cash and cash equivalents	(39,132)	168
Cash and cash equivalents at beginning of period	105,893	73,394
Cash and cash equivalents at end of period	$66,761	$73,562

J & J SNACK FOODS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (in thousands)

	Three months ended
	December 27,	December 28,
	2025	2024
Sales to external customers:
Food Service	$219,156	$238,883
Retail Supermarket	45,882	44,717
Frozen Beverages	78,740	78,998
Consolidated sales to external customers	$343,778	$362,598

Operating Income:
Food Service	$10,099	$8,814
Retail Supermarket	1,160	1,191
Frozen Beverages	4,049	4,691
Total Segment Operating Income	15,308	14,696

General corporate expenses	9,358	8,457
Gain on insurance proceeds received for damage to property, plant and equipment	(800)	-
Plant closure expense	6,113	-
Total Unallocated Operating Expenses (net)	14,671	8,457

Total Operating Income	$637	$6,239

 J & J SNACK FOODS CORP. AND SUBSIDIARIES

 NON-GAAP FINANCIAL MEASURES

 (Unaudited) (in thousands)

	Three months ended
	December 27,	December 28,
	2025	2024

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

Net Earnings	$883	$5,143
Income Taxes	327	1,921
Investment Income	(712)	(1,037)
Interest Expense	139	212
Depreciation and Amortization	18,684	17,744
Share-Based Compensation	1,479	1,125
Gain on insurance proceeds received for damage to property, plant, and equipment	(800)	-
Restructuring Costs	257	-
Non-recurring Legal Expenses	319	-
Net Loss on Sale or Disposal of Assets	343	146
Plant closure expense	6,113	-
Adjusted EBITDA	$27,032	$25,254

Reconciliation of GAAP Operating Income to Adjusted Operating Income

Operating Income	$637	$6,239
Gain on insurance proceeds received for damage to property, plant, and equipment	(800)	-
Restructuring Costs	257	-
Non-recurring Legal Expenses	319	-
Acquisition Related Amortization Expenses	1,443	1,930
Plant closure expense	6,113	-
Adjusted Operating Income	$7,969	$8,169

Reconciliation of GAAP Earnings per Diluted Share to Adjusted Earnings per Diluted Share

Earnings per Diluted Share	$0.05	$0.26
Gain on insurance proceeds received for damage to property, plant, and equipment	(0.04)	-
Restructuring Costs	0.01	-
Non-recurring Legal Expenses	0.02	-
Acquisition Related Amortization Expenses	0.07	0.10
Plant closure expense	0.32	-

Tax Effect of Non-GAAP Adjustments (1)	(0.10)	(0.03)

Adjusted Earnings per Diluted Share	$0.33	$0.33

(1) Income taxes associated with pre-tax adjustments determined using statutory tax rates